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                                  EXHIBIT 99.1

                                   iCAD, Inc.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the filing of iCAD, Inc.'s (the "Company") Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the Securities and Exchange Commission (the "Report"), I, W. Scott Parr, the Chief Executive Officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date:  March 31, 2003                                /s/ W. Scott Parr
      ---------------                                --------------------
                                                     W. Scott Parr
                                                     Chief Executive Officer